Exhibit a.13

NUVEEN AMT-FREE MUNICIPAL CREDIT INCOME FUND

AMENDMENT NO. 2 TO

STATEMENT ESTABLISHING AND FIXING

THE RIGHTS AND PREFERENCES OF SERIES 4

VARIABLE RATE DEMAND PREFERRED SHARES (“VRDP”)

NUVEEN AMT-FREE MUNICIPAL CREDIT INCOME FUND

AMENDMENT NO. 2 TO

STATEMENT ESTABLISHING AND FIXING

THE RIGHTS AND PREFERENCES OF SERIES 4

VARIABLE RATE DEMAND PREFERRED SHARES (“VRDP”)

(the “Original Statement”)

NUVEEN AMT-FREE MUNICIPAL CREDIT INCOME FUND, a Massachusetts business trust (the “Fund”), hereby certifies that the Board of Trustees of the Fund, having determined that the amendments to the Original Statement set forth in Section 2 below do not materially and adversely affect any preference, right or power of the Series 4 VRDP Shares or the Holders or the Beneficial Owners thereof as contemplated by Section 5(c)(i) of the Original Statement, the Board of Trustees has, by resolution, authorized the amendments to the Original Statement set forth in Section 2 below.

Section 1.      Definitions.

(a) Terms used in this amendment and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Statement.

(b) The Original Statement as amended (i) by Amendment No. 1 thereto, effective June 21, 2018, and (ii) hereby is hereinafter referred to as the “Statement.”

Section 2.       Amendments.

(a)	The definition of “VRDP Fee Agreement” under the heading “Definitions” in the Original Statement is amended and restated in its entirety as follows:

“VRDP Fee Agreement” means the Variable Rate Demand Preferred Shares (VRDP) Fee Agreement with respect to the Series 4 VRDP Shares, between the Fund and the initial Liquidity Provider, dated as of June 21, 2018 (the “Original VRDP Fee Agreement”); provided that, upon termination of the Original VRDP Fee Agreement and the effectiveness in accordance with its terms of the Variable Rate Demand Preferred Shares (VRDP) Fee Agreement with respect to the Series 4 VRDP Shares, between the Fund and the initial Liquidity Provider, dated as of June 20, 2019, replacing the Original VRDP Fee Agreement (the “Replacement VRDP Fee Agreement”), “VRDP Fee Agreement” means the Replacement VRDP Fee Agreement, as amended, modified or supplemented from time to time, or any similar agreement with a successor Liquidity Provider.

(b)	The definition of “VRDP Purchase Agreement” under the heading “Definitions” in the Original Statement is amended and restated in its entirety as follows:

“VRDP Purchase Agreement” means the Variable Rate Demand Preferred Shares (VRDP) Purchase Agreement with respect to the Series 4 VRDP Shares, between the Tender and Paying Agent and the initial Liquidity Provider, dated as of June 21, 2018, as amended by Amendment No. 1 thereto dated as of June 20, 2019 (the “Original VRDP Purchase Agreement”); provided that, upon termination of the Original VRDP Purchase Agreement and the effectiveness in accordance with its terms of the Variable Rate Demand Preferred Shares (VRDP) Purchase Agreement with respect to the Series 4 VRDP Shares, between the Tender and Paying Agent and the initial Liquidity Provider, dated as of June 20, 2019 and with an initial Scheduled Termination Date not less than 180 days following the June 20, 2019 Scheduled Termination Date of the Original VRDP Purchase Agreement, replacing the Original VRDP Purchase Agreement (the “Replacement VRDP Purchase Agreement”), “VRDP Purchase Agreement” means the Replacement VRDP Purchase Agreement, as amended, modified or supplemented from time to time, or any Alternate VRDP Purchase Agreement.

(c)

The termination of the Original VRDP Purchase Agreement and its replacement with the Replacement VRDP Purchase Agreement as provided in the definition of “VRDP Purchase Agreement” above shall not constitute a Mandatory Tender Event or a Mandatory Purchase Event.

(d)

Any Outstanding VRDP Shares that would have been subject to purchase by the Liquidity Provider pursuant to the Original VRDP Purchase Agreement but for its termination and replacement by the Replacement VRDP Purchase Agreement shall be subject to purchase by the Liquidity Provider in accordance with the Replacement VRDP Purchase Agreement.

(e)	The foregoing amendments to the Original Statement shall be effective from and including the effectiveness of the Replacement VRDP Purchase Agreement.

IN WITNESS WHEREOF, Nuveen AMT-Free Municipal Credit Income Fund having duly adopted this amendment to the Original Statement, has caused these presents to be signed as of June 19, 2019 in its name and on its behalf by its Chief Administrative Officer and attested by its Vice President and Assistant Secretary. The Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and the said officers of the Fund have executed this amendment to the Original Statement as officers and not individually, and the obligations of the Fund set forth in the Statement are not binding upon any such officers, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

NUVEEN AMT-FREE MUNICIPAL CREDIT INCOME FUND

By: /s/ Cedric H. Antosiewicz
Name: Cedric H. Antosiewicz
Title: Chief Administrative Officer

ATTEST:

/s/ Mark L. Winget

Name: Mark L. Winget

Title: Vice President and Assistant Secretary

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